Exhibit 99.1

CLEARSIGN COMBUSTION CORPORATION SECOND QUARTER RESULTS CONFERENCE CALL ANNOUNCEMENT

SEATTLE, WA - JULY 30, 2012 - ClearSign Combustion Corporation (Nasdaq: CLIR) invites you to a conference call discussing the release of the Company's results for the second quarter ended June 30, 2012. The conference call will be held on Monday, August 6 at 4:30 PM Eastern Time.

To listen to the conference call, you should dial 877-407-8031 (international: +1-201-689-8031) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call. If you wish to listen to a replay of the conference call, you may dial 877-660-6853 (international: +1-201-612-7415) and enter account number 286 and conference ID 398376. The replay will be available from 24 hours after the conference call, until August 20th, 2012.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops technologies that aim to improve key performance characteristics of combustion systems including energy efficiency, emissions control, fuel flexibility and overall cost effectiveness. Our Electrodynamic Combustion Control™ (ECC™) platform technology improves control of flame shape and heat transfer and optimizes the complex chemical reactions that occur during combustion in order to minimize harmful emissions. For more information about the Company, please visit www.clearsigncombustion.com

Cautionary note on forward-looking statements

This press release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by us or on our behalf. Some of these factors include the acceptance of existing and future products, the impact of competitive products and pricing, general business and economic conditions, and other factors to be detailed in our periodic reports filed with the SEC. We specifically disclaim any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

CONTACT:

Media Contact:

Dennis S. Dobson, Jr.,

(203) 258-0159